UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                                October 1, 2008

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51841 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
1005 – 289 Drake Street, Vancouver, British Columbia, Canada (Address of principal executive offices)		V6B 5Z5 (Zip Code)

Registrant’s telephone number, including area code  (604) 732-1304

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 24, 2008, Soltera received an OTCBB Ineligibility Notification from FINRA, which provided notification that Soltera has been delinquent in its reporting obligations three times in the past 24 months.

Pursuant to NASD Rule 6530(e), any OTCBB issuer that is delinquent in its reporting obligations three times in a 24 month period is ineligible for quotation on the OTCBB for a period of one year.

As a result, Soltera’s shares of common stock will be removed from quotation on the OTCBB effective at the open of business on October 2, 2008.

Soltera’s common stock will be quoted on the Pink Sheets OTC electronic markets in the United States under the symbol SLTA. Additionally, Soltera’s common stock will continue to be quoted on the Frankfurt Exchange in Germany under the symbol SN7.

Page - 1

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 29, 2008, Soltera amended its Articles of Incorporation to increase its authorized capital from 75 million shares of common stock to 200 million shares of common stock with a par value of $0.001 per share.

See Exhibit 3.7 - Certificate of Amendment for more details.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
3.7	Certificate of Amendment effective July 29, 2008	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated:  October 1, 2008                                                                                     By:/s/ Nadwynn Sing
Nadwynn Sing – CFO & Director

Page - 2

Exhibit 3.7

Page - 3

Page - 4